Exhibit 99.1

Syndax Announces Pricing of Public Offering of Common Stock

WALTHAM, Mass., April 30, 2020 (PRNEWSWIRE) – Syndax Pharmaceuticals, Inc. ("Syndax," the "Company" or "we") (Nasdaq: SNDX), a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies, announced today the pricing of an underwritten public offering of 5,555,556 shares of its common stock at a price to the public of $18.00 per share. The gross proceeds to Syndax from this offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $100 million. The offering is expected to close on May 4, 2020, subject to customary closing conditions. Additionally, Syndax granted the underwriters a 30-day option to purchase up to 833,333 additional shares of common stock at the public offering price, less underwriting discounts and commissions.  All of the shares of common stock in the offering will be sold by Syndax.

Citigroup and Cowen are acting as joint book-running managers for the offering. Barclays is also acting as joint bookrunning manager. BTIG is acting as lead manager, and Baird is acting as co-manager.

The shares are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the website of the SEC at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at (800) 831-9146; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by email at PostSaleManualRequests@broadridge.com, or by phone at (833) 297-2926.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Syndax Pharmaceuticals, Inc.

Syndax is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Syndax's lead product candidate, entinostat, a once-weekly, oral,

small molecule, class I HDAC inhibitor, is being tested in a Phase 3 combination trial with exemestane for treatment of advanced HR+, HER2- breast cancer and has been evaluated in combination with several approved PD-1/PD-(L)1 antagonists. Syndax’s pipeline also includes SNDX-6352, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor, and SNDX-5613, a highly selective inhibitor of the Menin–MLL binding interaction.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Syndax’s expectations regarding the completion and timing of the public offering. Words such as "may," "will," "expect," "plan," "anticipate," “estimate,” "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Syndax will be able to complete the public offering on the anticipated terms, or at all. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. These forward-looking statements are based on Syndax’s expectations and assumptions as of the date of this press release. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Investor Contact

Melissa Forst
Argot Partners
melissa@argotpartners.com
Tel 212.600.1902

Media Contact

Ted Held
ted.held@gcihealth.com
Tel 212.798.9842